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                                                                    EXHIBIT 23.2

              CONSENT OF GRANT THORNTON LLP, INDEPENDENT AUDITORS


        We have issued our report dated March 18, 1998, except for Note L which is as of March 23, 1998, on the financial statements of David M. Griffith & Associates, Ltd. (not presented separately therein) as of December 31, 1997 and for each of the two years in the period ended December 31, 1997, included in the Current Report on Form 8-K of Maximus, Inc. to be filed on March 30, 1999 (which Report includes financial statements and supplementary data that replaces the financial statements and supplementary data included in the Annual Report on Form 10-K and Form 10-K/A, of Maximus, Inc. for the year ended September 30, 1998) and which is incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-3 of Maximus, Inc. and to the use of our name as it appears under the caption "Experts."


                                                 /s/ GRANT THORNTON LLP

Chicago, Illinois
March 26, 1999